UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2003

WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure

     On February 24, 2003, Western Digital Corporation (the “Company”) announced in a press release that it would be participating in two investor conferences, the Goldman Sachs Technology Investment Symposium on February 26, 2003 and the Morgan Stanley Semiconductor & Systems Conference on March 3, 2003. For both conferences, live audio webcasts were available and archived audio webcasts continue to be available on the Company’s Web site in the Investor Relations section at http://www.westerndigital.com/invest/ on the Presentations page.

     It has been brought to the Company’s attention that a portion of the webcast for the Morgan Stanley conference on March 3, 2003 may not have been clearly audible to some listeners. During the webcast Matt Massengill, Chief Executive Officer, stated, “we expect to meet the numbers that we published and talked about in our January conference call.” This guidance was originally given in a conference call held by the Company on January 23, 2003. The guidance given on January 23, 2003 included the following remarks from Scott Mercer, Chief Financial Officer:

“We expect revenue to be between $675 and $700 million, on shipments of between 9.7 and 10.0 million units. Our gross margin is expected to be about 16%. Operating income is expected to be between $44 and $48 million. Net interest expense and taxes are expected to total about $2.0 million. Accordingly, we expect net income of between $42 and $46 million, or earnings per share of $.20 to $.22. Our share count is expected to increase slightly as more options are exercised or make their way into the diluted calculation.”

     The above remarks have been excerpted from the Second Quarter Fiscal Year 2003 Conference Call Remarks found on the Conference Call section of the Company’s website at www.westerndigital.com/invest. Please refer to the full text of the Conference Call for further information.

     This Form 8-K contains forward-looking statements, including statements relating to our expected revenue, gross margin, operating income, net interest expense and taxes, net income, earnings per share, and share count. These forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: the Company’s ability to execute future production ramps; uncertainties related to the development and introduction of products based on new technologies; overall supply and customer demand in the hard drive industry; pricing trends and other competitive factors; changes in product and customer mix; business conditions and growth in the PC industry; availability of product components; and other factors listed in our recent SEC filings, including but not limited to our Form 10-Q for second quarter of fiscal 2003. The Company undertakes no obligation to update or alter our forward-looking statements to reflect new information or events or for any other reason.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION
By:	/s/ Raymond M. Bukaty

Raymond M. Bukaty Vice President, General Counsel and Secretary

Dated: March 5, 2003